UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

TAYLOR MORRISON HOME CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 31, 2026, the following script was used by the CEO of Taylor Morrison Home Corporation, a Delaware Corporation, at a meeting with all of its employees

SCRIPT FOR TM COMPANYWIDE TOWN HALL

Sunday, May 31 at 4:30 p.m. ET

OPENING AND WELCOME

Hi, everyone. I see people are still dialing in so we’ll give it just a few more minutes to let everyone sign on and then we’ll get started.

Hi, team. Thank you for being here with me today, on a Sunday and on such short notice. I know some of you are taking time away from your friends and families to join me today, and I’m grateful for every single one of you making time.

I also know it’s a bit unnerving to receive a companywide calendar invite on a weekend with very little notice, but I hope you can hear in my tone and my voice that what I have to share today is something truly special.

Because I believe today is one of the best days in Taylor Morrison’s history. And I will spend the rest of our time together today explaining why I believe that.

THE ANNOUNCEMENT

Taylor Morrison has entered into a definitive agreement to be acquired by Berkshire Hathaway, and our press release announcing this has just crossed the wire. It was important that you heard directly from me the first moment possible. We are excited for you to hear the news directly from us rather than waking up to learn of the news via the press release or a news article.

But back to Berkshire. Yes, the Berkshire Hathaway! One of the most admired and respected companies on the planet. The company built by icon Warren Buffett himself. And they could have sought to acquire any homebuilder they wanted.

But they wanted us.

I want you to really hear that. They wanted Taylor Morrison. Because of our reputation, because of what we stand for and because of what you all have been working so hard, day after day, to build.

So today I want to take you through exactly what this means. Not in corporate language, but in the plain truth about what we’ve built, what’s taking place, and what it means for you.

WHAT THIS MEANS FOR YOU—RIGHT NOW

Before I tell you anything else, let me address what I know is running through a lot of your minds right now.

This deal is intended to provide the opportunity to build upon what Taylor Morrison has accomplished. Berkshire buys companies because they believe in them, and they let them continue to do what they are good at.

Berkshire chose us because of this team. The land teams who navigate entitlements nobody else can crack. The sales teams who earn our customers’ trust with the most important purchase of their lives. The construction managers who hold the quality standard on every home. Our financial services team who partners with and allows us to get our customers to their new front door, our Yardly team who has truly helped define the right way to deliver built-to-rent communities, our Esplanade team who has redefined resort-style living, and the list keeps going with all of you who show up every day and have made us America’s Most Trusted Home Builder for eleven straight years.

That is what they have agreed to buy. And they are very excited about that. They recognize that we will be better and stronger, together.

Now, I also want to be honest about what I don’t know yet. I will not stand here and tell you that absolutely nothing will change following the acquisition—because over time, as we grow together, things will naturally evolve. What I can promise you is this: I will do my part to keep our collective team’s best interests top of mind.

And if you have questions as we go along today, put them in the chat, and I will do my best to answer them during our typical Q&A format at the end of today’s call.

WHY TAYLOR MORRISON—OUR COMPETITIVE ADVANTAGE

Now, let me tell you the story of our journey as a company leading to this point, because understanding it will help you see why I’m so excited about what’s ahead.

For 11 consecutive years, we have been named America’s Most Trusted Home Builder. Eleven years. That is not a marketing gimmick for us, that is a reflection of how each of you shows up every day—for each other, and for our customers. That reputation is exactly what makes Taylor Morrison the perfect addition to the Berkshire Hathaway family, and honestly, the foundation for the homebuilding engine they want to create. When I think about our more than 100-year history and TMHF’s more than 25-year history and all the experiences and success we have had—it truly gives me chills!

In fiscal year 2025, Taylor Morrison delivered $8.1 billion in revenue. We closed approximately 13,000 homes, and although we did not achieve our original business plan, we should be proud of what we accomplished in a difficult market.

Berkshire saw a world-class business, run by people who are committed to doing the right thing for all of our stakeholders.

Berkshire recognizes the opportunities that Taylor Morrison brings as we scale.

As part of this, we expect to become an operating company within the Berkshire Hathaway portfolio of brands—and in extremely good company with the likes of GEICO, NetJets, Helzberg Diamonds, Duracell, See’s Candies, Dairy Queen, a portfolio of Energy companies and many other household brands.

We will go from a public company to a private company held by the backing of a major player known for investing in the long-term for its companies.

Of course, we will continue to be responsible for delivering strong business results, and we will have the ability to make all the right decisions for the business and truly focus on the strategic initiatives I have shared with all of you.

Berkshire’s existing site-built business under Clayton Properties Group is a genuinely excellent platform made up of roughly 15 single-market or regional builders, all of which in total delivered roughly 10,000 home closings and $4 billion in revenue in 2024. You may know some of these brands as Arbor Homes, Goodall Homes, Mungo Homes, Oakwood Homes, and others. They are disciplined, well-run, and focused predominantly on the entry-level buyer at an average sales price of about $400,000.

What Clayton Properties Group does not have, and cannot build organically in any reasonable timeframe, is a premium brand. At Taylor Morrison, we have national reach, a nationally recognized brand, and a customer experience reputation in the $500,000 to $800,000-plus segment that takes decades to earn.

The two platforms are complementary. Entry-level and move-up in one ecosystem, unified under one of the most financially sound companies in the world.

THE SCALE STORY

When you combine Taylor Morrison’s existing active communities and our current pipeline with Clayton Properties Group’s 15 site builders, we get to a true national presence almost overnight. That puts us in direct competition with the largest builders by volume in this entire industry.

Now, let me put that in context. When I became CEO of Taylor Morrison, we were ranked 34th by volume in the country and over many years, we clawed our way to number six. And we’re very proud of that. But it wasn’t easy—it came with immense focus and dedication, along with several acquisitions along the way.

Now, in the public markets, there are large-cap builders and there are small-cap builders. And then there are a few of us in the middle—I’ll call us the tweeners. We are among the largest of that group. And despite the incredible work we’ve done, the public markets like scale particularly in more volatile markets.

This deal scales us immensely overnight. It puts us where I firmly believe we deserve to be.

THE BERKSHIRE ECOSYSTEM

But here is where things get even more exciting.

Berkshire Hathaway is a large investor across various different sectors. But what you might not know about their operating companies is that they own businesses that are integral to what we do every single day. Acme Brick Company, Benjamin Moore paints. HomeServices of America, a leading real estate brokerage network in the country. Shaw Industries flooring. And more.

Imagine if we have the opportunity to partner with some of the companies in their ecosystem—they have over 75,000 brokers who represent buyers, they have brick, paint, flooring companies... The list goes on. End-to-end. Joining the Berkshire Hathaway portfolio may present customer experience advantages we don’t possess currently.

And we expect to be in a position to further allocate investment for the right land opportunities and directly help our growth when the land deals make sense. We get to focus on the long game—acquiring land at disciplined prices, investing through downturns when others pull back, building communities that take years to fully develop. That is exactly the patient capital advantage Berkshire provides to every company they own.

And let me share one other thing. You will receive a notice shortly that we have reinstated our 401k match for the back half of the year. I know how important this is to our teams across the country and they understood this as well, so I am very grateful and excited to share that there will be no interruption in your 401k plan.

To me, this is the opportunity to create something truly meaningful in the category. And in true Taylor Morrison fashion, we don’t want to follow in anyone else’s footsteps. We want to forge a path of our own.

CLOSING AND Q&A

I want to close by saying that I know this news comes as a surprise. News this big tends to do that. But as you reflect on everything we’ve discussed today, I hope you feel the deepest sense of pride. This is truly homebuilding history. Once the transaction closes, we’re joining one of the most reputable companies in the world, a company who is going to back us and believe in us fully, and we’re going to need to rely on one another to show them just how right they were in bringing Taylor Morrison into the Berkshire Hathaway family of brands.

Now, many of us are no strangers to M&A. So, we’ll draw upon our learned experiences as we navigate what’s ahead. We expect the deal to close in the back half of the year, subject to applicable closing conditions including regulatory approvals. This is poised to be a tremendous journey.

Before I turn to your questions, I want to express my sincerest thanks and gratitude to all of you. For getting us to this moment and for all the work ahead, thank you.

* * *

FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements concerning the Company’s expectations, plans, intentions, strategies or prospects with respect to the proposed transaction. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the ability of the parties to complete the proposed transaction on the anticipated terms and timing, or at all; (ii) the satisfaction or waiver of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the delay, expense or other effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of the Company to retain, motivate and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (xvii) the ability to realize the anticipated benefits of the proposed transaction, including the expected synergies and cost saving; (xviii) the possibility that competing or superior acquisition proposals for the Company will be made; and (xix) other risks set forth under the heading “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Actual results and outcomes could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Taylor Morrison Home Corporation by Berkshire Hathaway Inc. In connection with this proposed acquisition, Taylor Morrison Home Corporation plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Taylor Morrison Home Corporation may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TAYLOR MORRISON HOME CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Taylor Morrison Home Corporation. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Taylor Morrison Home Corporation through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Taylor Morrison Home Corporation will be available free of charge on Taylor Morrison Home Corporation’s internet website at https://investors.taylormorrison.com/investor-relations/default.aspx or upon written request to: Taylor Morrison Home Corporation, Investor Relations, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251, or by email at investor@taylormorrison.com.

Participants in Solicitation

Taylor Morrison Home Corporation, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Taylor Morrison Home Corporation is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 10, 2026. To the extent that holdings of Taylor Morrison Home Corporation’s securities by its directors or executive officers have changed since the amounts set forth in Taylor Morrison Home Corporation’s proxy statement for its 2026 annual meeting of stockholders, such changes have been or will be reflected on Initial Statements of beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Taylor Morrison Home Corporation

Investor Relations

4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251

investor@taylormorrison.com

https://investors.taylormorrison.com/investor-relations/default.aspx